Exhibit 99.1
2009 Small and Mid Cap Conference February 11, 2009

1 This presentation contains estimates of the Company's preliminary fourth quarter and full year 2008 financial information. The Company is continuing to review its financial and operating results, and actual results may differ materially from the results contained in this presentation. This presentation, and commentary, may contain statements reflecting our views about the Company's future performance. These statements are "Forward-Looking Statements" under the Private Securities Litigation Reform Act of 1995. Participants should refer to the comments contained in our Annual Report, which explain that various factors may affect our future performance. This presentation also includes non-GAAP financial measures. A copy of this presentation, and earnings press releases which include reconciliations of the non-GAAP financial measures with the most comparable measures calculated and presented in accordance with GAAP, are available on our website at www.kaydon.com

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Market leading businesses serving world class customers Highly engineered products providing critical functionality in significantly larger systems Diverse end markets with increasing penetration in selective growth sectors Global operations with opportunity to further expand internationally Debt-free, cash rich balance sheet creates range of strategic alternatives to create shareholder value 3

Selective Market Leadership Leadership products generate the majority of Kaydon's total sales (management estimates as of 12/31/07) 4 Products Market Share Market Position Custom Thin Section Bearings 50% - 60% #1 Custom Turntable Bearings for Mobile Equipment 40% #1 Linear Deceleration Products 35% - 40% #1 Split Roller Bearings 55% #1 Gas Phase Filtration Products 45% #1 Aerospace Seals & Sealing Rings 30% - 35% #1 or #2 Locomotive Piston Rings 40% - 45% #2

Automation & Robotics 0.182 Power Generation 0.174 Military 0.11 Heavy Equipment 0.111 Aerospace 0.1 Steel & Iron 0.044 Medical Equipment 0.039 Petroleum Processing Industries 0.031 Medical Equipment 0.039 Other (<2%) 0.22 End-Market Diversity 5 (management revenue estimates as of 12/31/08)

Global Operations Sales by Region North America Europe Asia Other Sales 0.6658 0.1958 0.113 0.0253 North America 67% Europe 19% Other 3% Asia 11% 6 (as of 12/31/08)

Segment Overview 7

2008 Revenue Segmentation Friction Velocity Sealing Other East 62.25 13.3 8.6 15.6 Friction Control Products $326.0 Velocity Control Products $69.6 Sealing Products $45.0 Other Businesses $81.8 ($s in millions) 8

9 Friction Control Products Businesses include Kaydon Bearings, Cooper Bearings and ITI Bearings Products include custom thin section bearings, large turntable bearings, split roller bearings and miniature ball bearings Markets served include military, heavy equipment, wind energy, medical technology and general industrial (principally automation) Growth opportunities include energy infrastructure business and further international expansion

Principal brand and business is Ace Controls Products include industrial shock absorbers, safety shock absorbers and other velocity control devices Markets served include materials handling, robotics, machine tool, medical and general industrial Growth opportunities include adjacent product expansion and further international expansion 10 Velocity Control Products

Products include complex and standard ring and seal products Markets served include aerospace, industrial, and hydrocarbon processing New management recently installed to review long term business configuration Sealing Products 11

Includes filtration operations, a metal alloy company, and a machine tool manufacturer Opportunity to expand internationally within Filtration business Other Businesses 12

Strategic Priorities 13

Strategic Priorities 14 Continue organic growth by better leveraging our existing expertise and reputation Accelerate and broaden international growth company-wide Pursue both complementary "bolt-on" acquisitions and larger, free standing businesses Use current economic downturn as an opportunity to aggressively review overall cost and organizational structure

15 Wind Energy Capacity (In millions) CAPEX $1.1 $1.0 $9.2 $29.1 $33.7 $8.1 -- Wind Energy Expansion

Acquisition Strategy 16 "Bolt Ons" "Bolt ons" need to broaden product portfolio and customer reach or significantly add to strategy of existing businesses Free Standing Platforms New, free standing platforms need to share Kaydon's qualitative business model characteristics with at least a "second act" for future growth Entry multiples need to reflect our historic discipline but with greater weighting towards growth

Avon Bearings Acquisition 17 "Bolt on" acquisition in 2007 with a purchase price $55 million Cash and EPS accretive within first year with 2008 sales of over $27 million Brought a leadership position in large bearing refurbishment markets while adding new customers and strengthening existing customer relationships Broadens our presence into heavy construction and infrastructure markets and expands large diameter turntable bearing capacity to 20 ft.

Financial Performance and Business Update 18

Sales (In millions) 19 2004 2005 2006 2007 2008 Kaydon 296.731 354.558 403.992 451.382 522.4 Note: 2008 figure is preliminary

Note: 2008 figure is preliminary * Excludes $5.0 nonrecurring gain on sale of a component of Friction Controls business in Q4 of 2007 EBITDA and EBITDA Margin (EBITDA in millions) 20 2004 2005 2006 2007 2008 EBITDA 75.5 86.7 116.1 127.5 133.1 EBITDA Margin 0.254 0.244 0.287 0.282 0.254

Note: 2008 figure is preliminary * Excludes $5.0 nonrecurring gain on sale of a component of Friction Controls business in Q4 of 2007 EBIT and EBIT Margin (EBIT in millions) 21 2004 2005 2006 2007 2008 EBIT 62.4 70.2 98.7 106.3 105.5 EBIT Margin 0.21 0.198 0.244 0.235 0.202

Note: 2008 figure is preliminary * Excludes $.09 gain on sale of a component of Friction Controls business in Q4 of 2007 22 2004 2005 2006 2007 2008 Kaydon 1.22 1.52 2.17 2.32 2.09 Diluted Earnings Per Share from Continuing Operations (In dollars)

Current Assets Cash $ 232,998 Current Liabilities $ 62,762 Receivables 78,918 Long-Term Debt -- Inventories 97,748 Other 54,390 Other 18,395 428,059 Liabilities 117,152 PP&E 185,642 Intangibles 168,170 Other 7,911 Shareholders' Equity 672,630 $ 789,782 $ 789,782 Balance Sheet - December 31, 2008 (In thousands) 23

Recent Business Trends North American industrial business European industrial business Export business Wind energy business Defense and aerospace Currency trends Pension and interest rate trends 24

Response to New Environment Frozen salaries across the company at end of 2008 Reduced or eliminated temporary workers and overtime while implementing target staff cuts at all locations Closed defined benefit plan and replaced with "no match" defined contribution plan Eliminated certain retiree health programs, including post-Medicare welfare Conducting off-budget cycle period cost reviews regularly until business conditions stabilize Ready with additional remediation program if conditions further deteriorate 25

26 Market leading businesses serving world class customers Highly engineered products providing critical functionality in significantly larger systems Diverse end markets with increasing penetration in secularly strong growth sectors like wind energy Global operations with opportunity to further expand internationally Debt-free, cash rich balance sheet creates range of strategic alternatives to create shareholder value Summary